UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —April 22, 2008

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                            Results of Operations and Financial Condition

On April 22, 2008, the Company announced that, effective the quarter ended March 31, 2008, it will reclassify the revenues and expenses under U.S. Generally Accepted Accounting Principles (“US GAAP”) associated with financial guaranty contracts that the Company’s financial guaranty subsidiaries write in the form of credit default swap contracts.  The new presentation does not change the Company’s net income or shareholders’ equity, although it does change the presentation of revenues, expenses, assets and liabilities.

In order to assist investors and analysts in understanding the impact of the reclassification on the Company’s first quarter 2008 results, the Company released two tables that show the consolidated balance sheet and income statement presented in its fourth quarter 2007 earnings press release, the income statement and balance sheet entries that the reclassification generates, and the resulting reclassified balance sheet and income statement for 2007.

In addition, the Company has posted selected pages from its Fourth Quarter 2007 Financial Supplement on the Financial Information page of the Investor Information section of its website at www.assuredguaranty.com/investor/ltd/financial.aspx.  These pages have been revised to show the effects of the reclassification: Selected Financial Highlights, Consolidated Income Statement, Consolidated Balance Sheet, Segment Consolidation, Financial Guaranty Direct Segment, Financial Guaranty Reinsurance Segment and Endnotes Related to Non-GAAP Financial Measures. The Company has provided this information in order to assist analysts and investors in comparing the Company’s new accounting presentation to the accounting presentation used prior to first quarter 2008.

The Company’s press release relating to this reclassification is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits.

                                                                                                (d)  Exhibits

Exhibit
Number	Description

99.1	Press Release dated April 22, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
Name: James M. Michener
Title: General Counsel

DATE:  April 22, 2008

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